Exhibit 99.1

Zoned Properties Reports First Quarter 2018 Financial Results

Increases in Operating Income and Cash Generated by Operations Facilitate Shift to New Lease Structure and Acceleration of Strategic Advisory Services Business

SCOTTSDALE, Ariz., May 10, 2018 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop and lease sophisticated, safe and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced its financial results for the three-month period ended March 31, 2018.

Letter to Shareholders

Management today published a shareholder letter, designed to further elaborate on the Company's strategy and recent progress. Interested parties may view this letter here.

First Quarter 2018 Financial Results

•	Revenue decreased 1% to $533,000, compared to $540,000 for the first quarter of 2017, reflecting a decrease in third party revenue due to the sale of a building in Tempe, AZ in March 2017, partially offset by an increase in rent revenues.
•	Operating expenses decreased 6% to $382,000, down from $406,000 for the first quarter of 2017.
•	Income from operations increased 13% to $151,000, up from $134,000 for the first quarter of 2017.
•	Net income was $123,000, or $0.01 per basic and diluted share, compared to $134,000, or $0.01 per basic and diluted share, excluding a one-time gain of approximately $832,000 on the sale of a property in Tempe, Arizona, for the first quarter of 2017.
•	Net cash provided by operating activities was $202,000 for the first three months of 2018 compared to $13,000 for the first three months of 2017.
•	As of March 31, 2018, the Company had cash of $917,000, compared to $824,000 as of December 31, 2017.

“Our first quarter financial results met expectations from the performance of our business model prior to May 1, 2018 which consisted of a single revenue stream comprised of fixed lease payments with fixed annual escalators,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “The continued profitability, strong cash generation and improved operating income helped set the stage for a pivot to a new and exciting business model, one which we believe will enable the Company to capitalize on future growth opportunities.”

“Moving forward, we are expanding our business model to include a more robust fee structure for advisory services, while maintaining the stability of our lease model,” added McLaren. “As announced earlier this month, we are transitioning our business strategy to better position Zoned Properties to benefit from the growth of the medical marijuana industry by aligning our interests with our tenants and clients. We have added a second, contracted revenue stream with greater upside potential compared to our previous fixed lease payments and have introduced a new model for future client engagements. Most importantly, this new lease structure and business model lifts the ceiling on revenue growth and enables us to grow our top line more rapidly in tandem with our clients and more in line with the growth of the industry as a whole,” continued McLaren. “In connection with the new business model, the Company will write off its deferred rent receivable, resulting in a one-time, non-operational charge of approximately $1.8 million in the second quarter of 2018. In addition, due to a decrease in collections of base rent of approximately $600,000, partially offset by lower operating expenses of $50,000 to $75,000, the company expects to report some net losses for the remainder of 2018. With respect to cash flow from operations, we expect the impact to be minimal.”

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry. Zoned Properties is an accredited member of the Better Business Bureau, the Forbes Real Estate Council, and the U.S. Green Building Council. The Company focuses on the strategic development of commercial properties that face unique zoning challenges; identifying solutions that could potentially have a major impact on cash flow and property value. Zoned Properties targets commercial properties that can be acquired and re-zoned or permitted for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com

Tables Follow

2

Zoned Properties, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of	As of
	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Cash	$917,173	$824,240
Rental properties, net	7,217,432	7,170,322
Deferred rent receivable - related parties	1,853,539	1,708,734
Note receivable - related party	137,151	182,365
Prepaid expenses and other current assets	109,732	127,902
Property and equipment, net	34,000	35,768
Security deposits	2,890	2,890

Total Assets	$10,271,917	$10,052,221

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Convertible notes payable - related parties	$2,020,000	$2,020,000
Accounts payable	10,568	8,896
Accrued expenses	42,229	48,468
Accrued expenses - related parties	33,900	33,600
Deferred revenues	53,500	28,750
Security deposits payable - related parties	71,800	71,800
Security deposits payable	5,864	5,864

Total Liabilities	2,237,861	2,217,378

Commitments and Contingencies

STOCKHOLDERS' EQUITY:

Preferred stock, $.001 par value, 5,000,000 shares authorized; 2,000,000 shares issued and outstanding at March 31, 2018 and December 31, 2017 ($1.00 per share liquidation preference)	2,000	2,000

Common stock: $.001 par value, 100,000,000 shares authorized; 17,416,552 and 17,345,497 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	17,417	17,345
Additional paid-in capital	20,707,014	20,630,649
Accumulated deficit	(12,692,375)	(12,815,151)

Total Stockholders' Equity	8,034,056	7,834,843

Total Liabilities and Stockholders' Equity	$10,271,917	$10,052,221

 See accompanying notes to unaudited condensed consolidated financial statements.

3

Zoned Properties, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Three Months Ended
	March 31,
	2018	2017

REVENUES:
Rental revenues	$12,187	$50,073
Rental revenues - related parties	521,074	490,194

Total revenues	533,261	540,267

OPERATING EXPENSES:
Compensation and benefits	159,459	218,293
Professional fees	71,625	38,478
General and administrative expenses	39,865	45,374
Depreciation and amortization	63,419	58,680
Property operating expenses	25,292	21,273
Real estate taxes	22,254	24,076

Total operating expenses	381,914	406,174

INCOME FROM OPERATIONS	151,347	134,093

OTHER (EXPENSES) INCOME:
Interest expenses	-	(41,039)
Interest expenses - related parties	(30,300)	(36,443)
Gain on sale of property and equipment	-	831,753
Interest income	1,729	303

Total other (expenses) income, net	(28,571)	754,574

INCOME BEFORE INCOME TAXES	122,776	888,667

PROVISION FOR INCOME TAXES	-	-

NET INCOME	$122,776	$888,667

NET INCOME PER COMMON SHARE:
Basic	$0.01	$0.05
Diluted	$0.01	$0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,396,078	17,267,943
Diluted	17,806,724	18,460,567

 See accompanying notes to unaudited condensed consolidated financial statements.

4

Zoned Properties, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	For the Three Months Ended
	March 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$122,776	$888,667
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	63,419	58,680
Stock-based compensation	68,559	144,550
Stock option expense	7,878	(17,724)
Gain from sale of property and equipment	-	(831,753)
Change in operating assets and liabilities:
Deferred rent receivable - related parties	(144,805)	(179,968)
Real estate tax escrow	-	39,487
Note receivable	45,214	(58,258)
Prepaid expenses and other assets	18,170	19,036
Security deposits	-	2,584
Accounts payable	1,672	(72,571)
Accrued expenses	(6,239)	2,332
Accrued expenses - related parties	300	36,443
Deferred revenues	24,750	(250)
Security deposits payable	-	(18,600)

NET CASH PROVIDED BY OPERATING ACTIVITIES	201,694	12,655

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of buildings and improvements	(108,761)	(148,596)
Cash received from sale of property and equipment	-	1,984,188
Acquisition of property and equipment	-	(2,586)

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(108,761)	1,833,006

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible debt - related parties	-	2,020,000
Repayment of mortgage payable	-	(2,100,000)

NET CASH USED IN FINANCING ACTIVITIES	-	(80,000)

NET INCREASE IN CASH	92,933	1,765,661

CASH, beginning of period	824,240	366,024

CASH, end of period	$917,173	$2,131,685

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$30,000	$41,040

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for accrued settlement payable	$-	$21,875

See accompanying notes to unaudited condensed consolidated financial statements.

5